EXHIBIT 99.1

10753 Macatawa Drive Holland, MI 49424

NEWS RELEASE
NASDAQ STOCK MARKET FOR RELEASE: DATE:	MCBC Immediate October 28, 2010

Macatawa Bank Corporation Reports Profitable Third Quarter,
Continued Improvement in Key Financial Metrics

Addition of New Board Members Further Strengthens Company's Team

Holland, Michigan, October 28, 2010 - Macatawa Bank Corporation (Nasdaq: MCBC) today announced its second consecutive quarter of profitability and improvements in several key capital and operational ratios in the third quarter 2010. The Company's results for the quarter included:

•	Net income of $703,000, compared to a loss of $20.9 million in the same quarter of last year
•	Improvement in asset quality metrics
	º	Non-performing loans down 13 percent compared to second quarter 2010
º

Net charge-offs of $4.6 million, down 27 percent from second quarter 2010 ($6.3 million), down 66 percent from first quarter 2010 ($13.6 million), down 59 percent from the third quarter 2009 ($11.2 million)

	º	Provision for loan losses of $550,000, down from $21 million in third quarter 2009
•	Continued year-over-year improvement in net interest margin, now at 3.22 percent
•	Solid improvement in capital ratios - remain categorized as "adequately capitalized" under applicable regulatory capital requirements
•	Stronger on-balance sheet liquidity
•	Deposit accounts remain insured by the FDIC up to the maximum amount permitted by law

Macatawa reported net income available to common shares of $703,000, or $0.04 per diluted share, for the third quarter 2010, compared to a net loss available to common shares of $20.9 million, or $1.18 per diluted share, for the third quarter 2009 and net income of $1.7 million, or $0.10 per diluted share, for the second quarter 2010. For the first nine months of 2010, the Company's net loss available to common shares totaled $18.7 million, compared to a net loss of $57.3 million for the same period in 2009.

"We are pleased to have achieved two consecutive quarters of profitability and improvements in several capital and performance metrics," said Richard L. Postma, Chairman of Macatawa Bank Corporation. "These results are the product of hard and focused work by our people and the disciplined approach we continue to implement across the Company. But to be clear, two profitable quarters are only a beginning. We recognize that the results from the two most recent quarters are preceded by six consecutive quarters of high net losses. We must continue to focus our efforts to build accountability, confidence and performance in Macatawa Bank. Our goal remains to return to 'well-capitalized' status, and we continue to work closely with regulators in our efforts to comply with the terms of our consent order. We remain committed to doing the things necessary to achieve sustained profitability in order to serve West Michigan as a strong community bank. There is much work yet to be done."

Macatawa Bank Corporation 3Q Results / page 2 of 5

Under the leadership of Mr. Postma and the Board of Directors, the Bank continues to implement improved business and banking principles, has added experienced personnel in both management and at the board level, has bolstered the Bank's risk management functions by adding key individuals in its Special Assets and Loan Review departments, and continues to implement new and more disciplined lending and loan risk management policies and procedures. Macatawa Bank continued its focus on improved asset quality during the third quarter by accelerating workout strategies with some of its more stressed loan customers, which resulted in significant reductions in the level of nonperforming loans at the end of the quarter.

The Company recently announced the appointment of five new Macatawa Bank Corporation Board members, further strengthening its leadership team. New directors Wayne J. Elhart, Charles C. Geenen, Birgit M. Klohs, Robert L. Herr, and Thomas P. Rosenbach each add complementary expertise to the Board of Directors.

Operating Results

Net interest income for the third quarter 2010 totaled $12.4 million, a decrease of $381,000 from the second quarter 2010 and a decrease of $757,000 from the third quarter 2009. Net interest margin was 3.22 percent, down 7 basis points from 3.29 percent on a consecutive quarter basis and up 39 basis points from 2.83 percent in the third quarter 2009.

Average interest-earning assets for the third quarter 2010 declined $39.9 million from the second quarter 2010 and declined $355.5 million from the third quarter 2009, negatively impacting net interest income. The decline in assets continues to reflect the Bank's focus on strengthening liquidity, improving capital ratios, and reducing credit exposure within certain segments.

Non-interest income of $3.7 million for the third quarter 2010 was up $92,000 from the third quarter 2009, but down $2.6 million from the second quarter 2010. The decrease from the second quarter 2010 was due to a one-time gain on the sale of securities in our portfolio recognized in the second quarter 2010.

Non-interest expense was $14.9 million for the third quarter 2010, compared to $14.3 million for the second quarter 2010 and $15.7 million for the third quarter 2009. In the most recent quarter, costs associated with the administration and disposition of problem loans and non-performing assets were $3.2 million, compared to $2.5 million in the second quarter 2010 and $3.1 million in the third quarter 2009. FDIC insurance assessments remained elevated at $1.2 million in the most recent quarter, compared to $1.2 million in the second quarter 2010 and $1.0 million in the third quarter 2009, as a result of higher assessment rates implemented by the FDIC.

When excluding non-performing asset costs and FDIC assessments, non-interest expense was $10.5 million for the most recent quarter, down from $10.6 million in the second quarter 2010 and $11.6 million in the third quarter 2009. Salaries and employee benefits were consistent with the second quarter 2010 and down $616,000 from the third quarter of 2009. This is the result of a reduction in overall staffing levels as the Company has scaled its operations to respond to the impact of the prolonged economic weakness.

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Macatawa Bank Corporation 3Q Results / page 3 of 5

Asset Quality

The provision for loan losses of $550,000 for the third quarter 2010 declined by $1.3 million from the second quarter 2010, and was down $21.0 million from the third quarter 2009. Net charge-offs were $4.6 million for the third quarter 2010, compared to $6.3 million for the second quarter 2010 and $11.2 million for the third quarter 2009.

The allowance for loan losses of $52.2 million was 4.08 percent of total loans at Sept. 30, 2010, compared with 4.12 percent at June 30, 2010 and 3.09 percent at Sept. 30, 2009. The loan loss allowance coverage of non-performing loans was 61.8 percent of non-performing loans at Sept. 30, 2010, compared to 59.2 percent at June 30, 2010 and 54.5 percent at Sept. 30, 2009.

At Sept. 30, 2010, the Company's non-performing loans were $84.4 million (6.61 percent of total loans) compared to $95.1 million (6.96 percent of total loans) at June 30, 2010 and $103.9 million (6.88 percent of total loans) at December 31, 2009. Sales of foreclosed properties continued to improve as compared to 2009, with the Bank selling nearly $16.0 million of real estate in the first nine months of 2010 compared to sales of $7.5 million for all of 2009.

A break-down of non-performing loans is shown in the table below.
Dollars in 000s	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Commercial Real Estate	$72,310	$81,319	$81,669	$87,321	$77,461
Commercial and Industrial	8,326	10,418	17,782	12,713	8,477
Total Commercial Loans	80,636	91,737	99,451	100,034	85,938
Residential Mortgage Loans	2,702	1,976	1,849	2,719	917
Consumer Loans	1,110	1,345	1,248	1,132	1,305
Total Non-Performing Loans	$84,448	$95,058	$102,548	$103,885	$88,160

Residential Developer Loans (a)	$32,822	$37,939	$36,594	$50,002	$43,989

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in non-performing commercial loans secured by real estate

Total non-performing assets were $138.6 million, or 8.49 percent of total assets, at September 30, 2010. A break-down of non-performing assets is shown in the table below.
Dollars in 000s	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Non-Performing Loans	$84,448	$95,058	$102,548	$103,885	$88,160
Other Repossessed Assets	130	81	84	124	224
Other Real Estate Owned	53,982	48,672	45,790	37,184	33,419
Total Non-Performing Assets	$138,560	$143,811	$148,422	$141,193	$121,803

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Macatawa Bank Corporation 3Q Results / page 4 of 5

Balance Sheet, Liquidity and Capital

Total assets were $1.61 billion at Sept. 30, 2010, a decrease of $219 million from $1.83 billion at Dec. 31, 2009. Total loans were $1.28 billion at Sept. 30, 2010, down $233 million from $1.51 billion at Dec. 31, 2009.

Commercial loans decreased by $199.0 million, representing the majority of the decrease since Dec. 31, 2009. The commercial real estate loan portfolio was reduced by $115.4 million as the Company continues its efforts to reduce exposure in this segment. Commercial and industrial loans declined by $83.6 million, due in part to a general decline in business activity. Of the decline in commercial real estate loans, $47.0 million of the decrease was in loans to residential developers, the portfolio that has caused the majority of stress within the Company's commercial loan portfolio.

The composition of the commercial loan portfolio is shown in the table below:
Dollars in 000s	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Construction and development	$139,579	$150,443	$156,867	$162,615	$195,712
Other commercial real estate	548,071	582,882	611,904	640,437	638,952
Commercial Loans Secured by
Real Estate	687,650	733,325	768,771	803,052	834,664
Commercial and Industrial	285,924	314,087	344,294	369,523	375,636
Total Commercial Loans	$973,574	$1,047,412	$1,113,065	$1,172,575	$1,210,300

Residential Developer Loans (a)	$106,372	$120,344	$130,727	$153,327	$164,852

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate

The reduction in loans since year-end 2009 allowed the Company to reduce wholesale funding, including out-of-market deposits acquired through brokers, by $139.7 million and to reduce other borrowed funds by $61.7 million. Total deposits were $1.28 billion at Sept. 30, 2010, down $136.6 million from $1.42 billion at Dec. 31, 2009, primarily from the run-off of brokered deposits. Core customer deposit accounts have remained stable throughout this year and continue to be fully insured to the highest levels available under the FDIC insurance programs.

Two of the three regulatory capital ratios for Macatawa Bank, including the tier one risk-based capital ratio and the tier one leverage capital ratio, were maintained at levels in excess of those ordinarily required to be categorized as "well capitalized" under applicable regulatory capital guidelines. Despite these ratios, the Bank was categorized as "adequately capitalized" as its total risk-based capital ratio of 9.23 percent was below the 10.0 percent minimum ordinarily required to be categorized as "well capitalized." Because the Bank is subject to a consent order, the Bank cannot be categorized as "well capitalized" regardless of its capital levels. At Sept. 30, 2010, the Bank did not have capital at levels required by its consent order. While the capital ratios were below the consent order requirements, they continued to improve in the third quarter 2010. The total risk-based capital ratio of 9.23 percent is up significantly from its lowest point of 8.14 percent at March 31, 2010.

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Macatawa Bank Corporation 3Q Results / page 5 of 5

About Macatawa Bank

Headquartered in Holland, Michigan, Macatawa Bank Corporation is the parent company for Macatawa Bank. Through its banking subsidiary, the Company offers a full range of banking, investment and trust services to individuals, businesses, and governmental entities from a network of 26 full service branches located in communities in Kent County, Ottawa County, and northern Allegan County. Services include commercial, consumer and real estate financing; business and personal deposit services, ATM's and Internet banking services, trust and employee benefit plan services, and various investment services. The Company emphasizes its local management team and decision making, along with providing customers excellent service and superior financial products.

"CAUTIONARY STATEMENT: This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions. Forward-looking statements are identifiable by words or phrases such as "will," "continue," "return to," "yet," "focus," "goal," and other similar words or phrases. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to our ability to build accountability, confidence and performance in Macatawa Bank, our ability to return to "well capitalized" status and our ability to achieve sustained profitability. All statements with references to future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to fully comply with our Consent Order, improve regulatory capital ratios, successfully implement new programs and initiatives, increase efficiencies, address regulatory issues, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain. Failure to comply with the agreements in our Consent Order could result in further regulatory action which could have a material adverse effect on Macatawa Bank Corporation and its shareholders. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2009 and in "Part II, Item 1A - Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

(Dollars in thousands except per share information)
	Three Months Ended September 30		Nine Months Ended September 30
EARNINGS SUMMARY	2010	2009	2010	2009
Total interest income	$18,444	$23,534	$58,919	$73,189
Total interest expense	6,007	10,340	20,636	33,801
Net interest income	12,437	13,194	38,283	39,388
Provision for loan loss	550	21,580	22,060	52,740
Net interest income after provision for loan loss	11,887	(8,386)	16,223	(13,352)

NON-INTEREST INCOME
Deposit service charges	1,097	1,205	3,225	3,644
Net gains on mortgage loans	345	153	925	2,276
Trust fees	695	948	2,382	2,865
Net gains on security sales	-	-	2,715	-
Other	1,589	1,328	4,269	4,396
Total non-interest income	3,726	3,634	13,516	13,181

NON-INTEREST EXPENSE
Salaries and benefits	5,546	6,162	16,550	18,537
Occupancy	1,026	1,078	3,067	3,290
Furniture and equipment	854	1,010	2,723	3,056
FDIC assessment	1,232	1,030	3,682	3,509
Administration and disposition of problem assets	3,220	3,128	11,219	7,726
Trade Partners litigation settlement	-	-	-	5,533
Other	3,032	3,323	9,884	9,825
Total non-interest expense	14,910	15,731	47,125	51,476
Income (loss) before income tax	703	(20,483)	(17,386)	(51,647)
Income tax expense (benefit)	-	(600)	1,303	2,786

Net income (loss)	$703	$(19,883)	$(18,689)	$(54,433)
Dividends declared on preferred shares		991	-	2,869
Net income (loss) available to common shares	$703	$(20,874)	$(18,689)	$(57,302)

Basic earnings per common share	$0.04	$(1.18)	$(1.06)	$(3.30)
Diluted earnings per common share	$0.04	$(1.18)	$(1.06)	$(3.30)
Return on average assets	0.17%	-3.97%	-1.46%	-3.53%
Return on average equity	4.21%	-67.58%	-34.28%	-53.28%
Net interest margin	3.22%	2.83%	3.24%	2.75%
Efficiency ratio	92.25%	93.48%	90.98%	97.92%

BALANCE SHEET DATA Assets	Sept 30 2010	December 31 2009	Sept 30 2009
Cash and due from banks	$36,889	$24,687	$22,441
Federal funds sold and other short-term investments	161,749	54,062	147,527
Securities available for sale	20,128	129,090	141,825
Securities held to maturity	83	414	655
Federal Home Loan Bank Stock	12,275	12,275	12,275
Loans held for sale	7,751	649	2,934
Total loans	1,278,298	1,510,816	1,556,903
Less allowance for loan loss	52,192	54,623	48,049
Net loans	1,226,106	1,456,193	1,508,854
Premises and equipment, net	57,549	61,015	61,738
Bank-owned life insurance	24,848	24,395	24,165
Other real estate owned	53,982	37,183	33,419
Other assets	10,035	30,209	25,939

Total Assets	$1,611,395	$1,830,172	$1,981,772

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$249,364	$221,470	$221,967
Interest-bearing deposits	1,030,346	1,194,867	1,324,344
Total deposits	1,279,710	1,416,337	1,546,311
Other borrowed funds	216,336	278,023	288,023
Surbordinated debt	1,650	1,650	1,650
Long-term debt	41,238	41,238	41,238
Other liabilities	5,469	4,933	6,876
Total Liabilities	1,544,403	1,742,181	1,884,098

Shareholders' equity	66,992	87,991	97,674

Total Liabilities and Shareholders' Equity	$1,611,395	$1,830,172	$1,981,772

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)

(Dollars in thousands except per share information)

	Quarterly					Year to Date
	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010	4th Qtr 2009	3rd Qtr 2009	2010	2009
EARNINGS SUMMARY
Net interest income	$12,437	$12,818	$13,028	$13,406	$13,194	$38,283	$39,388
Provision for loan loss	550	1,800	19,710	21,600	21,580	22,060	52,740
Total non-interest income	3,726	6,322	3,468	3,515	3,634	13,516	13,181
Total non-interest expense	14,910	14,289	17,926	15,915	15,731	47,125	51,476
Federal income tax expense (benefit)	-	1,303	-	(11,385)	(600)	1,303	2,786
Net income (loss)	703	1,748	(21,140)	(9,209)	(19,883)	(18,689)	(54,433)
Dividends declared on preferred shares	-	-	-	-	991	-	2,869
Net income (loss) available to common shares	$703	$1,748	$(21,140)	$(9,209)	$(20,874)	$(18,689)	$(57,302)

Basic earnings per common share	$0.04	$0.10	$(1.19)	$(0.52)	$(1.18)	$(1.06)	$(3.30)
Diluted earnings per common share	$0.04	$0.10	$(1.19)	$(0.52)	$(1.18)	$(1.06)	$(3.30)

MARKET DATA
Book value per common share	$1.91	$1.87	$1.91	$3.10	$3.64	$1.91	$3.64
Tangible book value per common share	$1.89	$1.85	$1.88	$3.07	$3.62	$1.89	$3.61
Market value per common share	$1.48	$1.20	$1.75	$2.09	$2.60	$1.48	$2.60
Average basic common shares	17,677,284	17,692,231	17,696,922	17,699,552	17,669,440	17,688,545	17,365,840
Average diluted common shares	17,677,284	17,692,231	17,696,922	17,699,552	17,669,440	17,688,545	17,365,840
Period end common shares	17,680,211	17,682,458	17,696,423	17,698,108	17,701,817	17,680,211	17,701,817

PERFORMANCE RATIOS
Return on average assets	0.17%	0.41%	-4.74%	-1.95%	-3.97%	-1.46%	-3.53%
Return on average equity	4.21%	10.32%	-101.04%	-38.85%	-67.58%	-34.28%	-53.28%
Net interest margin (fully taxable equivalent)	3.22%	3.29%	3.22%	3.04%	2.83%	3.24%	2.75%
Efficiency ratio	92.25%	74.66%	108.67%	94.05%	93.48%	90.98%	97.92%
Full-time equivalent employees (period end)	387	391	375	380	395	387	395

ASSET QUALITY
Gross charge-offs	$5,114	$6,851	$14,235	$15,563	$11,758	$26,201	$32,622
Net charge-offs	$4,644	$6,296	$13,550	$15,026	$11,152	$24,491	$42,953
Net charge-offs to average loans (annualized)	1.41%	1.79%	3.68%	3.91%	2.79%	2.33%	3.43%
Nonperforming loans	$84,448	$95,058	$102,548	$103,885	$88,160	$84,448	$88,160
Other real estate and repossessed assets	$54,112	$48,753	$45,874	$37,308	$33,643	$52,436	$33,643
Nonperforming loans to total loans	6.61%	6.96%	7.13%	6.88%	5.66%	6.61%	5.66%
Nonperforming assets to total assets	8.49%	8.72%	8.64%	7.71%	6.15%	8.49%	6.15%
Allowance for loan loss	$52,192	$56,286	$60,782	$54,623	$48,049	$52,192	$48,049
Allowance for loan loss to total loans	4.08%	4.12%	4.23%	3.62%	3.09%	4.08%	3.09%
Allowance for loan loss to nonperforming loans	61.80%	59.21%	59.27%	52.58%	54.50%	61.80%	54.50%

CAPITAL & LIQUIDITY
Average equity to average assets (Consolidated)	4.09%	4.02%	4.69%	5.01%	5.94%	4.27%	6.62%
Tier 1 capital to average assets (Consolidated)	5.42%	5.25%	4.80%	6.01%	6.30%	5.42%	6.30%
Total capital to risk-weighted assets (Consolidated)	9.30%	8.81%	8.27%	9.23%	9.46%	9.30%	9.46%
Tier 1 capital to average assets (Bank)	6.55%	6.31%	5.83%	6.58%	6.70%	6.55%	6.70%
Total capital to risk-weighted assets (Bank)	9.23%	8.70%	8.14%	9.07%	9.32%	9.23%	9.32%

END OF PERIOD BALANCES
Total portfolio loans	$1,278,298	$1,364,881	$1,438,107	$1,510,816	$1,556,903	$1,278,298	$1,556,903
Interest earning assets	1,480,046	1,517,318	1,589,670	1,702,227	1,857,467	1,480,046	1,857,467
Total assets	1,611,395	1,649,747	1,718,429	1,830,172	1,981,772	1,611,395	1,981,772
Deposits	1,279,710	1,312,701	1,370,767	1,416,337	1,546,311	1,279,710	1,546,311
Total shareholders' equity	66,992	66,241	66,917	87,991	97,674	66,992	97,674

AVERAGE BALANCES
Total portfolio loans	$1,319,029	$1,408,672	$1,473,337	$1,538,038	$1,598,743	$1,399,781	$1,670,541
Interest earning assets	1,515,501	1,555,372	1,649,121	1,769,242	1,870,995	1,572,842	1,923,249
Total assets	1,634,249	1,686,311	1,785,286	1,893,275	2,001,415	1,701,391	2,055,703
Deposits	1,297,498	1,341,243	1,394,701	1,467,497	1,554,127	1,344,125	1,595,808
Total shareholders' equity	66,860	67,733	83,692	94,819	117,687	72,695	136,209